Exhibit 99.1

NEWS RELEASE for June 29, 2012

Contact:                      Dina Masi, CFO
Integrated BioPharma, Inc
888-319-6962
investors@ibiopharma.com

INTEGRATED BIOPHARMA ANNOUNCES CLOSING OF
$11.7 MILLION REVOLVING CREDIT FACILITY AND REFINANCING OF SUBORDINATED DEBT

HILLSIDE, NEW JERSEY (June 29, 2012) - Integrated BioPharma, Inc. (OTC BB: INBP) announced today the closing of a new five year $11.7 million revolving credit and term facility with PNC Bank, National Association on June 27, 2012  and the refinancing of INBP’s subordinated debt.

The PNC Bank credit facility consists of a $8,000,000 revolving line of credit and a $3,727,000 term loan, secured by all assets of INBP and its active subsidiaries. INBP borrowed an initial revolving advance of approximately $2,679,000. Revolving credit line advances bear interest at PNC’s Base Rate or the Eurodollar Rate, at INBP’s option, plus 2.75%. The term loan bears interest at PNC’s Base Rate or the Eurodollar Rate, at INBP’s option, plus 3.25%.

INBP also announced today that on June 27, 2012 it completed a refinancing of its defaulted subordinated convertible note in the original principal amount of $4,500,000 held by CD Financial, LLC, an affiliate of two of INBP’s directors, and a second promissory note in the original principal amount of $300,000 held by CD Financial, LLC. As part of this refinancing, INBP issued to CD Financial, LLC two promissory notes, in the original principal amounts of $5,300,000 and $1,714,000. The notes are also secured by all assets of INBP and its active subsidiaries, bear a per annum interest rate of 6% and mature on July 7, 2017. The lien of CD Financial and its payment rights in respect of the notes are subordinated to PNC Bank.  The $5,300,000 promissory note is convertible at the option of CD Financial, LLC into common stock of INBP at a conversion price of $0.65 per share, subject to customary adjustments.

The proceeds of the initial PNC Bank advances and the refinancing of INBP’s subordinated convertible debt with CD Financial, LLC provided INBP with the capital necessary to repay its defaulted notes payable in the aggregate original principal amount of $7,000,000 held by Imperium Master Fund, LTD and three other parties (the “Imperium Parties”), a $1,000,000 forbearance fee under the Forbearance Agreement, dated as of October 14, 2012, as well as interest and expenses owed to the Imperium Parties and $805,000 representing an 11.5% premium owed on the original maturity date of the defaulted notes payable, November 15, 2009.

E. Gerald Kay, Chief Executive Officer, stated, “We are delighted to establish this relationship with PNC Bank which has allowed us to strengthen our financial condition and facilitate the growth of core business focused now in the manufacturing of tablets and capsules of nutritional supplements and the sale and distribution and sale of our branded liquid nutraceutical products.  The credit facility provides us with a flexible economic tool to assist us in managing our cash flows and to help us mitigate potential cash flow impediments to our planned growth."

About Integrated BioPharma Inc. (INBP)

Integrated BioPharma, Inc. is engaged primarily in manufacturing, distributing, marketing and sales of vitamins, nutritional supplements and herbal products. Further information is available at www.integratedbiopharma.com.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions, that, if they never materialize or prove incorrect, could cause the results of INBP to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements generally are identified by the words “expects,” “anticipates,” believes,” intends,” “estimates,” “should,” “would,” “strategy,” “plan” and similar expressions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The risks, uncertainties and assumptions include developments in the market and related products and services and other risks and uncertainties described in the section entitled “Risk Factors” in INBP’s most recent Annual Report on Form 10-K. Accordingly, INBP cannot give assurance that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of INBP.